UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

August 26, 2004

TANDY BRANDS ACCESSORIES, INC.

(Exact name of registrant as specified in charter)

Delaware	0-18927	75-2349915
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

690 East Lamar Blvd., Suite 200
Arlington, Texas 76011
(Address of principal executive offices and zip code)

(817) 265-4113
(Registrant’s telephone
number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.

     Effective as of August 26, 2004, Tandy Brands Accessories, Inc. (the “Company”) entered into that certain Third Amendment to Credit Agreement (the “Third Amendment”), by and among the Company, Wells Fargo HSBC Trade Bank, N.A. (“Trade Bank”), as Agent, Wells Fargo Bank, N.A. (“WFB”), as Arranger, Trade Bank, Comerica Bank, JPMorgan Chase Bank and Bank of America, N.A., as Lenders, and Compass Bank, as withdrawing Lender. The Third Amendment amended that certain Credit Agreement, dated as of June 27, 2001, as amended by that First Amendment to Credit Agreement, dated as of June 28, 2002, and that Second Amendment to Credit Agreement, dated as of June 26, 2003 (as amended through the Second Amendment, the “Credit Agreement”), with Trade Bank, as Agent, WFB, as Arranger, and the Lenders named therein.

     Material terms of the Third Amendment include the following:

•	extends the termination date of the Credit Agreement from November 30, 2006 to November 30, 2007, at which time the outstanding principal and any unpaid interest will be due and payable;

•	increases the total revolving credit commitment from $60 million to $85 million, of which $20 million is available for the issuance of letters of credit;

•	adds an accordion feature which enables the Company to increase the total revolving credit commitment by up to an additional $25 million;

•	continues to bear interest at optional variable rates with short-term durations, with interest generally due and payable on the first day of each month with a final scheduled interest payment at maturity on November 30, 2007;

•	converts the credit facility from a secured revolving credit facility to an unsecured revolving credit facility;

•	amends certain financial covenants;

•	includes a commitment fee based on certain financial performance objectives ranging from 20 to 37.5 basis points on the unused balance which is payable quarterly in arrears on the first day of January, April, July and October during the term of the Credit Agreement and on November 30, 2007; and

•	releases the Company’s Canadian subsidiary from its guaranty.

     The Credit Agreement, as amended by the Third Amendment, continues to provide for (i) the guaranty by all the Company’s subsidiaries (except its Canadian subsidiary); and (ii) various customary events of default which could result in an acceleration of all amounts payable thereunder. Comerica Bank, one of the Lenders under the Credit Agreement, as amended by the Third Amendment, currently serves as trustee of the Company’s Benefit Restoration Plan and Employees Investment Plan.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant.

     The information provided in Item 1.01 above is hereby incorporated herein by reference.

Item 9.01(c) Exhibits.

Exhibit 99	Press Release, dated August 31, 2004, announcing the Third Amendment.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY BRANDS ACCESSORIES, INC.
Date: August 31, 2004	By:	/s/ Mark J. Flaherty
Mark J. Flaherty, Chief Financial Officer

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